Exhibit 99.1 News December 4, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK to Present at Wells Fargo Midstream and Utility Symposium TULSA, Okla. – Dec. 4, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the Wells Fargo Midstream and Utility Symposium Dec. 5-6, 2018, in New York City. Terry K. Spencer, ONEOK president and chief executive officer, will present at the conference at 3:25 p.m. Eastern Standard Time (2:25 p.m. Central Standard Time) on Wednesday, Dec. 5. Spencer, along with Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs; and Kevin L. Burdick, ONEOK executive vice president and chief operating officer; will conduct a series of one-on-one meetings with investment-community representatives at the conference. The presentation at the conference will be webcast and accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days. Materials used at the conference will be accessible on ONEOK’s website beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Dec. 5, 2018. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ###